UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2019

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	3-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425)-783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, Funko, Inc. (the “Company”) held its Annual Meeting of Stockholders. The Company’s stockholders, upon the recommendation of the Board of Directors, approved the Funko, Inc. 2019 Incentive Award Plan (the “2019 Plan”), which will supplement the Funko, Inc. 2017 Incentive Award Plan (the “2017 Plan”) and the Funko Acquisition Holdings, L.L.C. 2015 Option Plan, as amended and restated as of November 1, 2017 (the “2015 Plan”); provided that outstanding awards granted under the 2017 Plan and 2015 Plan will remain subject to the terms of the 2017 Plan and 2015 Plan, respectively.

The 2019 Plan allows for the issuance of a maximum number of shares of common stock equal to (i) 3,000,000 shares initially reserved for issuance, plus (ii) an annual increase on the first day of each year beginning in 2020 and ending in and including 2029, equal to the lesser of (A) 2% of the outstanding shares on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by the Company’s Board of Directors, provided, however, that no more than 3,000,000 shares may be issued upon the exercise of incentive stock options. The 2019 Plan provides for the grant of stock options, including incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, dividend equivalents, stock payments, cash and other incentive awards, or any combination thereof to eligible employees, consultants and directors of the Company and its parents and subsidiaries. The maximum grant date fair value of awards granted to any non-employee director pursuant to the 2019 Plan during any calendar year is $600,000.

The material terms of the 2019 Plan were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2019. The foregoing description of the 2019 Plan, and the material terms described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2019, are not complete summaries of the terms of the 2019 Plan and are qualified in their entirety by reference to the full text of the 2019 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A total of 43,081,246 shares of the Company’s Class A and Class B common stock (collectively, “Common Stock”) were present in person or represented by proxy at the meeting, representing approximately 88.23% percent of the Company’s outstanding Common Stock as of the April 29, 2019 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2019.

Item 1 — Election of two Class II directors for a term of office expiring on the date of the annual meeting of stockholders in 2022 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Gino Dellomo	36,206,721	1,807,890	5,066,635
Michael Lunsford	37,979,884	34,727	5,066,635

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
43,033,527	38,907	8,812	0

Item 3 — Approval of the Funko, Inc. 2019 Incentive Award Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
34,383,817	3,617,419	13,375	5,066,635

Based on the foregoing votes, Gino Dellomo and Michael Lunsford were elected and Items 2 and 3 were approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Funko, Inc. 2019 Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Sr. Vice President, General Counsel and Secretary